EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT GP, LLC

Date of Event Requiring Statement: February 1, 2022

Issuer Name and Ticker or Trading Symbol: CBL & ASSOCIATES PROPERTIES INC [CBL]

OAKTREE CAPITAL MANAGEMENT GP, LLC

By:	Atlas OCM Holdings, LLC
Its:	Managing Member

By:	Oaktree New Holdings, LLC
Its:	Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

ATLAS OCM HOLDINGS, LLC

By:	Oaktree New Holdings, LLC
Its:	Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

WELLS STREET GLOBAL PARTNERS LP

By:	/s/ Brian Hurley
Name: Brian Hurley
Title: Vice President of Brookfield Partners Manager LLC, General Partner of Wells Street Global Partners LP
BROOKFIELD PUBLIC SECURITIES GROUP LLC

By:	/s/ Brian Hourihan
Name: Brian Hourihan
Title: Regulatory Counsel and Chief Compliance Officer

BROOKFIELD PUBLIC SECURITIES GROUP HOLDINGS LLC

By:	/s/ Brian Hourihan
Name: Brian Hourihan
Title: Chief Regulatory Counsel
BROOKFIELD US INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary

BROOKFIELD US HOLDINGS INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Vice President and Secretary

BROOKFIELD HOLDINGS CANADA INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Vice President and Secretary